SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004 (October 15, 2004)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Exhibit Index begins on page 4.

EXPLANATORY NOTE

Arch Coal, Inc. is filing this Form 8-K/A to amend its Form 8-K filed on October 20, 2004 in order to correct the heading over the final two columns of the Arch Western Resources, LLC Reconciliation of Net Income to Adjusted EBITDA presented below.

Item 2.02. Results of Operations and Financial Condition.

On October 15, 2004, Arch Coal, Inc. (“Arch Coal”) issued a press release setting forth Arch Coal’s third quarter 2004 earnings and providing guidance on Arch Coal’s fourth quarter 2004 forecasted results. A copy of Arch Coal’s press release is attached hereto as Exhibit 99.1.

Arch Coal is also providing the following reconciliation of Adjusted EBITDA for its Arch Western Resources, LLC subsidiary:

Arch Western Resources, LLC
Reconciliation of net income to adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
		(Amounts in 000’s)
Net income	$1,664	$1,785	$10,608	$2,039
Cumulative effect of accounting change	—	—	—	18,278
Interest expense, net	9,249	8,425	27,519	21,481
Depreciation, depletion and amortization — Arch Western Resources	21,539	15,882	54,934	46,862
DD&A — Equity interest in Canyon Fuel Company, LLC	1,505	5,299	10,359	16,618
Other nonoperating expense	3,388	3,388	10,163	8,283
Minority interest	2,017	—	2,017	—

Adjusted EBITDA	$39,362	$34,779	$115,600	$113,561

Reconciliation of net income to income before other nonoperating expense and cumulative effect of accounting change
Net income	$1,664	$1,785	$10,608	$2,039
Cumulative effect of accounting change	—	—	—	18,278
Other nonoperating expense	2,017	—	2,017	—

Income before other nonoperating expense and cumulative effect of accounting change	$3,681	$1,785	$12,625	$20,317

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release of Arch Coal, Inc. dated October 15, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004	ARCH COAL, INC.
	By:	/s/ Janet L. Horgan
Janet L. Horgan
Assistant General Counsel and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of October 15, 2004

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